Exhibit 99.1

News Release

Contacts: U.S. Well Services Josh Shapiro, VP, Finance and Investor Relations (832) 562-3730 IR@uswellservices.com Dennard Lascar Investor Relations Ken Dennard / Lisa Elliott (713) 529-6600

U.S. Well Services Announces Third Quarter 2020 Financial

and Operational Results

HOUSTON – November 5, 2020 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported third quarter 2020 financial and operational results.

Third Quarter 2020 Highlights

•	Averaged 4.2 fully-utilized fleets compared to 3.4 fully-utilized fleets during the second quarter of 2020
•	Total revenue of $44.0 million compared to $39.8 million in the second quarter of 2020
•	Net loss attributable to the Company of $15.9 million compared to net loss of $18.1 million in the second quarter of 2020
•	Adjusted EBITDA(1) of $7.9 million compared to $8.5 million in the second quarter of 2020
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $7.5 million compared to $10.0 million for the second quarter of 2020(2)
•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $11.8 million as of September 30, 2020

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”
(2)

Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“U.S. Well Services once again posted solid financial results despite persistent market headwinds,” said Joel Broussard, President and CEO of U.S. Well Services. “Our team remains focused on innovating and delivering results for our customers, which we believe is the foundation of the Company’s strong performance in such a difficult business environment.

“The resumption of completions activity accelerated in third quarter of 2020, steadily rebounding off the recent historic low levels experienced during the first half of 2020.  Although market conditions remain challenging, we are actively evaluating opportunities to return fleets to work and continue to benefit from strong demand for next-generation electric fracturing services.”

Outlook

The ongoing COVID-19 pandemic continues to drive economic uncertainty and diminished global demand for crude oil. In light of this market backdrop, we expect that hydraulic fracturing activity will increase modestly during the fourth quarter of 2020 with no material improvement in service pricing, and that conditions will begin to improve in 2021.

U.S. Well Services believes it is well positioned to benefit from a recovery in hydraulic fracturing activity.  E&P operators currently face both a depressed commodity price environment as well as mounting pressure to demonstrate adherence to strong environmental, social and governance practices.  As such, E&P customers seek partnerships with service companies that can provide advanced equipment and technology that enhance efficiency while reducing the environmental impact of hydraulic fracturing.  Our next-generation electric fracturing technology and proprietary data analytics platform offer customers a unique value proposition that we believe will continue to drive demand for our services.

Third Quarter 2020 Financial Summary

Revenue for the third quarter of 2020 increased 11% to $44.0 million versus $39.8 million in the second quarter of 2020, driven by an increase in activity levels.  U.S. Well Services averaged 5.0 active fleets during the quarter, as compared to 4.3 for the second quarter of 2020.  Utilization of the Company’s active fleets averaged 83% during the third quarter, resulting in a fully-utilized equivalent of 4.2 fleets.  This compares to 79% utilization and a fully-utilized equivalent of 3.4 fleets for the second quarter of 2020.

Costs of services, excluding depreciation and amortization, for the third quarter of 2020 increased to $31.2 million from $29.0 million during the second quarter of 2020, primarily as a result of higher activity levels.

Selling, general and administrative expense (“SG&A”) increased to $6.1 million in the third quarter of 2020 from $5.2 million in the second quarter of 2020.  Excluding stock-based compensation and non-recurring transaction costs, SG&A in the third quarter of 2020 was $5.0 million compared to $4.1 million in the second quarter of 2020. This sequential increase was primarily attributable to an increase in professional fees.

Net loss attributable to the Company decreased sequentially to $15.9 million in the third quarter of 2020 from $18.1 million in the second quarter of 2020.  Adjusted EBITDA decreased 7% in the third quarter of 2020 to $7.9 million from $8.5 million in the second quarter of 2020.  Annualized Adjusted EBITDA per fully-utilized fleet was $7.5 million.  Adjusted EBITDA margin decreased to 18% from 21% in the second quarter of 2020.(1)

Operational Highlights

U.S. Well Services exited the third quarter with five active frac fleets, of which three were new-generation electric fleets.  Two of our fleets were working in the Appalachian Basin, one fleet was in the Eagle Ford and two fleets were in the Permian Basin.  The Company expects to maintain five to six active frac fleets throughout the fourth quarter of 2020.

U.S. Well Services continued to show strong operational results, completing 2,388 frac stages, or approximately 569 stages per fully-utilized fleet, compared to 1,957 frac stages during the second quarter of 2020, or 576 stages per fully-utilized fleet during the second quarter of 2020.  Pumping hours per day increased approximately 5% sequentially.  The Company pumped for 4,139 hours during 333 frac days, as compared to 3,158 hours during 267 frac days in the second quarter of 2020.

U.S. Well Services continues to be the market leader in electric fracturing, with 16,460 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014.  The Company continued to expand its intellectual property portfolio during the third quarter, and currently has 41 patents, with 165 patents pending.

Balance Sheet and Capital Spending

As of September 30, 2020, total liquidity was $11.8 million, consisting of $1.0 million of cash on the Company’s balance sheet and $10.8 million of availability under the Company’s asset-backed revolving credit facility, and net debt was $271.6 million.

Capital expenditures, on an accrual basis, were $3.8 million during the third quarter of 2020.  The capital expenditures consisted of $3.5 million for maintenance capital expenditures and $0.3 million for fleet enhancements.

Conference Call Information

The Company will host a conference call at 10:00 am Central / 11:00 am Eastern Time on Friday, November 6, 2020 to discuss financial and operating results for the third quarter of 2020 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at http://ir.uswellservices.com/events-and-presentations/events.  To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above.  A telephonic replay of the conference call will be available through November 13, 2020 and may be accessed by calling 201-612-7415 using passcode 13712348#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com.  The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, business strategy and objectives for future operations, results of discussions with potential customers, benefits obtained from the Company’s patent-pending PowerPath technology, potential new contract opportunities and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, public health crises, such as a pandemic, including the recent COVID-19 pandemic, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K filed on March 5, 2020 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-   Tables to Follow   -

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Statement of Operations Data:
Revenue	$44,042	$130,884	$39,837	$195,914	$422,075
Costs and expenses:
Cost of services (excluding depreciation and amortization)	31,157	90,792	29,011	145,321	307,841
Depreciation and amortization	16,393	39,723	17,358	65,759	117,888
Selling, general and administrative expenses	6,098	8,216	5,220	30,376	24,474
Impairment loss on intangible assets	-	-	-	147,543	-
Loss on disposal of assets	755	4,976	853	5,852	15,884
Loss from operations	(10,361)	(12,823)	(12,605)	(198,937)	(44,012)
Interest expense, net	(5,744)	(8,449)	(5,661)	(19,357)	(21,384)
Loss on extinguishment of debt	-	-	-	-	(12,558)
Other income	30	62	45	81	1,774
Loss before income taxes	(16,075)	(21,210)	(18,221)	(218,213)	(76,180)
Income tax expense (benefit)	(87)	39	13	(824)	469
Net loss	(15,988)	(21,249)	(18,234)	(217,389)	(76,649)
Net loss attributable to noncontrolling interest	(51)	(4,280)	(97)	(10,948)	(15,929)
Net loss attributable to U.S. Well Services, Inc.	(15,937)	(16,969)	(18,137)	(206,441)	(60,720)
Dividends accrued on Series A preferred stock	(1,854)	(1,670)	(1,845)	(5,450)	(2,330)
Dividends accrued on Series B preferred stock	(681)	-	(666)	(1,347)	-
Deemed and imputed dividends on Series A
preferred stock	(467)	(4,406)	(4,504)	(11,220)	(5,966)
Net loss attributable to U.S. Well Services, Inc. common stockholders	$(18,939)	$(23,045)	$(25,152)	$(224,458)	$(69,016)

Net loss attributable to U.S. Well Services, Inc. stockholders per common share:
Basic and diluted	$(0.28)	$(0.45)	$(0.38)	$(3.46)	$(1.36)
Weighted average common shares outstanding:
Basic and diluted	66,667	50,250	65,011	63,431	49,182

Other Financial and Operational Data
Capital Expenditures (1)	3,822	14,523	3,993	31,117	257,280
Adjusted EBITDA (2)	7,854	35,288	8,466	29,069	105,858
Average Active Fleets	5.0	9.3	4.3	6.7	10.6

(1)	Capital expenditures presented above are shown on an accrual basis, including capital expenditures in accounts payable, accrued liabilities and under equipment financing arrangements.
(2)	Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, amounts in thousands except shares and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$519	$33,794
Restricted cash	519	7,610
Accounts receivable (net of allowance for doubtful accounts of
$9,000 and $22 in 2020 and 2019, respectively)	36,416	79,542
Inventory, net	7,321	9,052
Prepaids and other current assets	10,443	13,332
Total current assets	55,218	143,330
Property and equipment, net	242,810	441,610
Intangible assets, net	13,708	21,826
Goodwill	4,971	4,971
Deferred financing costs, net	1,196	1,045
TOTAL ASSETS	$317,903	$612,782
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,745	$70,170
Accrued expenses and other current liabilities	12,142	40,481
Notes payable	1,867	8,068
Current portion of long-term equipment financing	3,473	5,564
Capital lease obligation	6,201	10,474
Current portion of long-term debt	-	6,250
Total current liabilities	59,428	141,007
Long-term equipment financing	10,243	10,501
Long-term debt	250,831	274,391
Other long-term liabilities	1,598	215
TOTAL LIABILITIES	322,100	426,114

MEZZANINE EQUITY
Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorized; 52,000 and 55,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $61,006 and $59,050 as of September 30, 2020 and December 31, 2019, respectively	50,907	38,928
Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share; 22,050 and 0 shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $23,398 and $0 as of September 30, 2020 and December 31, 2019, respectively	21,984	-

STOCKHOLDERS' EQUITY (DEFICIT)
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized;
71,413,883 and 62,857,624 shares issued and outstanding as of September 30, 2020 and and December 31, 2019, respectively	7	5
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized;
2,302,936 and 5,500,692 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	1
Additional paid in capital	240,547	248,302
Accumulated deficit	(317,642)	(111,201)
Total stockholders' equity (deficit) attributable to U.S. Well Services, Inc.	(77,088)	137,107
Noncontrolling interest	-	10,633
Total Stockholders' Equity (Deficit)	(77,088)	147,740
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)	$317,903	$612,782

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(unaudited and amounts in thousands)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(217,389)	$(76,649)
Adjustments to reconcile net loss to cash provided by (used in)
operating activities:
Depreciation and amortization	65,759	117,888
Impairment loss on intangible assets	147,543	-
Provision for losses on accounts receivable	9,031	307
Loss on disposal of assets	5,852	15,884
Share-based compensation expense	4,519	5,672
Loss on extinguishment of debt	-	12,558
Other noncash items	3,975	2,422
Changes in working capital	(201)	(35,752)
Net cash provided by operating activities	19,089	42,330
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(43,948)	(194,114)
Proceeds from sale of property and equipment	15,778	706
Net cash used in investing activities	(28,170)	(193,408)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	25,723	49,134
Repayments of revolving credit facility	(51,034)	(65,000)
Proceeds from issuance of long-term debt	10,000	285,000
Repayments of long-term debt	(2,500)	(75,000)
Loss on extinguishment of debt	-	(6,560)
Repayments of note payable	(6,201)	(4,560)
Repayments of amounts under equipment financing	(2,349)	(66,872)
Principal payments under finance lease obligation	(4,272)	(12,494)
Proceeds from issuance of preferred stock and warrants, net	19,596	54,524
Deferred financing costs	(20,248)	(13,451)
Proceeds from issuance of note payable	-	9,117
Net cash provided (used) by financing activities	(31,285)	153,838
Net increase (decrease) in cash and cash equivalents and restricted cash	(40,366)	2,760
Cash and cash equivalents and restricted cash, beginning of period	41,404	30,036
Cash and cash equivalents and restricted cash, end of period	$1,038	$32,796

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature.   The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

U.S. WELL SERVICES, INC.

RECONCILIATION OF NET INCOME (GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Net loss	$(15,988)	$(21,249)	$(18,234)	$(217,389)	$(76,649)
Interest expense, net	5,744	8,449	5,661	19,357	21,384
Income tax expense	(87)	39	13	(824)	469
Depreciation and amortization	16,393	39,723	17,358	65,759	117,888
EBITDA	6,062	26,962	4,798	(133,097)	63,092
Loss on disposal of assets (a)	755	4,976	853	5,852	15,884
Share based compensation (b)	1,037	2,305	1,403	4,519	5,672
Impairment loss (c)	-	-	-	147,543	-
Fleet start-up, relocation and reactivation costs (d)	-	1,045	573	573	8,208
Restructuring and transaction related costs (e)	-	-	-	-	1,738
Severance and Business Restructuring (f)	-	-	839	3,679	-
Loss on extinguishment of debt (g)	-	-	-	-	12,558
Fleet 6 fire (h)	-	-	-	-	(1,294)
Adjusted EBITDA	$7,854	$35,288	$8,466	$29,069	$105,858

(a)	Represents net losses on the disposal of property and equipment
(b)	Represents non-cash share-based compensation
(c)	Represents non-cash impairment charge on long-lived assets
(d)	Represents costs related to the start-up, relocation and / or reactivation of hydraulic fracturing fleets
(e)	Represents third-party professional fees and other costs including costs related to financing transactions, the capital restructuring and the potential sale of U.S. Well Services, LLC
(f)	Represents severance and restructuring cost related to reductions in force and facility closures
(g)	Represents costs related to debt extinguishment
(h)	Represents insurance reimbursement of costs related to a fleet fire previously reported as an add-back